UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry in to a Material Definitive Agreement.

On August 20, 2020, NCR Corporation, a Maryland corporation (the “Company”), closed the previously announced offering by the Company of $650 million aggregate principal amount of 5.000% senior notes due 2028 (the “2028 Notes”) and $450 million aggregate principal amount of 5.250% senior notes due 2030 (the “2030 Notes,” and, together with the 2028 Notes, the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). Each series of Notes was issued pursuant to an indenture (each an “Indenture” and collectively, the “Indentures”), dated as of August 20, 2020, among the Company, the Subsidiary Guarantor (as defined below) and Wells Fargo Bank, National Association, as trustee.

The Company intends to use the net proceeds from the offering, together with other available cash, to redeem and satisfy and discharge all of its outstanding $600 million aggregate principal amount of 5.000% senior notes due 2022 and $700 million aggregate principal amount of 6.375% senior notes due 2023.

The Notes will be senior unsecured obligations of the Company and will be guaranteed by NCR International, Inc., a Delaware corporation (the “Subsidiary Guarantor”).

Interest is payable on the Notes semi-annually in arrears at annual rates of 5.000%, with respect to the 2028 Notes, and 5.250%, with respect to the 2030 Notes, in each case, on April 1 and October 1 of each year, beginning on April 1, 2021. The 2028 Notes will mature on October 1, 2028, and the 2030 Notes will mature on October 1, 2030.

At any time and from time to time, prior to October 1, 2023, the Company may redeem up to a maximum of 40% of the original aggregate principal amount of either series of Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.000%, with respect to the 2028 Notes, and 105.250%, with respect to the 2030 Notes, of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 55% of the original aggregate principal amount of the applicable Notes remains outstanding; and (ii) such redemption occurs within 180 days of the completion of such equity offering.

Prior to October 1, 2023, with respect to the 2028 Notes, or October 1, 2025, with respect to the 2030 Notes, the Company may redeem some or all of such series of Notes by paying a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed plus the Applicable Premium, as defined in the applicable Indenture, as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record of the applicable Notes on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 1 of the relevant year listed below, the Company may redeem some or all of the 2028 Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2023 at a redemption price of 102.500%, 2024 at a redemption price of 101.250%, and 2025 and thereafter at a redemption price of 100.000%.

On or after October 1 of the relevant year listed below, the Company may redeem some or all of the 2030 Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2025 at a redemption price of 102.625%, 2026 at a redemption price of 101.750%, 2027 at a redemption price of 100.875%, and 2028 and thereafter at a redemption price of 100.000%.

Upon a change of control, as defined in the applicable Indenture, the Company is required to offer to purchase all of the 2028 Notes or 2030 Notes, as the case may be, then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Each Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. Each Indenture also contains customary high yield affirmative and negative covenants, including negative covenants that, among other things, limit the Company and its restricted subsidiaries’ ability to incur additional indebtedness, create liens on, sell or otherwise dispose of assets, engage in certain fundamental corporate changes or changes to lines of business activities, make certain investments or material acquisitions, engage in sale-leaseback or hedging transactions, repurchase common stock, pay dividends or make similar distributions on capital stock, repay certain indebtedness, engage in certain affiliate transactions and enter into agreements that restrict their ability to create liens, pay dividends or make loan repayments.

The foregoing description of each Indenture does not purport to be a complete statement of the parties’ rights and obligations under each Indenture and is qualified in its entirety by reference to each Indenture. The Indentures are filed hereto as Exhibit 4.1, for the 2028 Indenture, and Exhibit 4.3, for the 2030 Indenture. Each Indenture is incorporated herein by reference.

The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture relating to the 2028 Notes, dated August 20, 2020, among NCR Corporation, NCR International, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 5.000% Senior Notes due 2028 (included in Exhibit 4.1).

4.3	Indenture relating to the 2030 Notes, dated August 20, 2020, among NCR Corporation, NCR International, Inc. and Wells Fargo Bank, National Association.

4.4	Form of 5.250% Senior Notes due 2030 (included in Exhibit 4.3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Executive Vice President and Chief Financial Officer

Date: August 20, 2020